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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
J.C. Penney Company, Inc.

  We consent to incorporation by reference in the registration statement on Form S-4 of our reports dated February 22, 1996 relating to the consolidated financial statements and financial statement schedule of J.C. Penney Company, Inc. and subsidiaries and the financial statements of J.C. Penney Funding Corporation as of January 27, 1996, January 28, 1995, and January 29, 1994, and for each of the years in the three-year period ended January 27, 1996, and to the reference to our firm under the heading "Experts" in the registration statement.

  Our report covering the consolidated financial statements of J.C. Penney Company, Inc. and subsidiaries refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived
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Assets to Be Disposed Of, in 1995, Statement of Financial Accounting Standards
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No. 115, Accounting for Certain Investments in Debt and Equity Securities, in
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1994, and Statement of Financial Accounting Standards No. 109, Accounting for
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Income Taxes, in 1993.
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/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Dallas, Texas
August 16, 1996